Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Guaranty Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	--	--	--	--	--	--		--
Fees Previously Paid	--	--	--	--	--	--		--
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $1.00 per share	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Equity	Preferred Stock, par value $5.00 per share	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Warrants	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Subscription Rights	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Equity	Depositary Shares	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Purchase Contracts	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Purchase Units	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Other	Units	Rule 415(a)(6)	(1)	(2)	(2)
Carry Forward Securities	Unallocated (Universal) Shelf	(3)	Rule 415(a)(6)	(3)		$150,000,000			Form S-3	333-261266	November 30, 2021	$13,905
	Total Offering Amounts					$150,000,000		$13,905
	Total Fees Previously Paid							$13,905
	Total Fee Offsets							N/A
	Net Fee Due							$0

(1) An indeterminate amount or number of the securities of each identified class, including an indeterminate number or amount of securities that may be issued upon the conversion, exercise, settlement or exchange of securities offered hereunder, described in this registration statement as may from time to time be issued as indeterminate prices in U.S. Dollars. Subject to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the Registrant pursuant to this registration statement exceed $150,000,000.

(2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $150,000,000 of unsold securities (the “Unsold Securities”) that have previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-261266) filed on November 22, 2021, and declared effective on November 30, 2021 (the “Prior Registration Statement”), and the registration fee of $13,905 will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. Pursuant to Rule 457(p), the registration fee of $13,905 for the Prior Registration Statement (calculated at the then-current rate of 0.0000927) was fully offset by the registration fee of $18,180 previously paid in connection with the Registrant’s registration statement on Form S-3 (File No. 333-228764) filed on December 12, 2018, and declared effective on December 18, 2018 registering up to $150,000,000 of securities that could have been issued under such registration statement, all of which remained unsold at the time of the filing of the Prior Registration Statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.